Exhibit 99.1

System1 Announces Second Quarter 2026 Financial Results and Launch of New Agentic Products

•Revenue of $30.2 million
•GAAP Gross Profit of $24.3 million, margin of 80%
•Adjusted Gross Profit of $25.5 million, margin of 85%
•GAAP Net Loss of $15.3 million
•Adjusted EBITDA of $1.9 million

LOS ANGELES, CA — August 5, 2026 – System1, Inc. (NYSE: SST) ("System1" or the "Company"), which operates flagship internet utilities including CouponFollow, MapQuest, and Startpage, and a best-in-class customer acquisition and marketing platform powered by artificial intelligence, today announced its financial results for the second quarter of 2026. During the quarter, System1 launched a new suite of agentic AI products including MCP servers for MapQuest, its Dogpile search engine and its new IntentStream audience data platform, extending the Company's proprietary mapping, shopping and search data into the infrastructure AI agents rely on.

"The second quarter was a pivotal one for System1 as we signed a transformative agreement to cut our gross debt by half, and our Products business continued to demonstrate real operating strength," commented Michael Blend, System1’s Co-Founder & Chief Executive Officer. "We also launched several new agentic data products, including our MapQuest and Dogpile MCP servers. As we head into the second half of 2026, we are focused on capitalizing on the tailwinds and initiatives powering our Products business while returning our Partner Network to growth mode."

Tridivesh Kidambi, Chief Financial Officer of System1, added, "Our Q2 results reflect our decision in late Q1 to significantly reduce marketing activity tied to search monetization across our owned and operated properties, leading to a planned decrease in year over year revenue but also driving adjusted gross margin up to 85% as a result of the higher-quality Products business generating the majority of our revenue and gross profit. The signing and closing of the debt exchange transaction sets us up to continue to invest in our Products business for the long-term while continuing to focus on operational efficiencies in our Partner Network business and cost structure in the short-term."

Note: Adjusted Gross Profit and Adjusted EBITDA are non-GAAP metrics that are defined and reconciled at the end of this release.

Second Quarter 2026 Highlights

•CouponFollow.com became the second-largest organic coupon site in Q2, reflecting continued strength in our SEO-driven traffic and market position.

•Startpage continued its user growth across both our core Startpage.com experience as well as our mobile browser app. Startpage.com user sessions and mobile sessions app sessions grew 31% and 63% year-over-year, respectively.

•MapQuest completed the rebuild of its RoadWarrior app on a unified React Native platform, bringing iOS and Android to feature parity while improving development efficiency. The release also introduced a redesigned brand and user experience that simplifies core workflows and better supports drivers' daily needs.

•The Company launched IntentStream, its audience data product which collects, enriches and packages first-party data across its network of owned & operated properties. IntentStream provides brands with real-time pre-purchase intent signals, enabling them to reach consumers while purchase decisions are actively being made.

•System1 continued expanding its push into agentic AI through integration with LLMs:
◦MapQuest launched its Model Context Protocol ("MCP") Server, which exposes MapQuest's core location tools to any connected agent through conversational language inside the LLMs developers already work in. Developers point their agent at the server, authenticate with an API key, and the tools appear automatically, with no changes to MapQuest's underlying APIs.
◦The Company also launched Dogpile Fetch, a web search API and MCP server that routes AI agent queries to the best search backend.

About System1, Inc.

System1 operates flagship internet utilities including CouponFollow, MapQuest, and Startpage, and a best-in-class marketing platform powered by artificial intelligence, enabling third party publishers to monetize and maximize the value of user traffic across a wide range of advertising category verticals. For more information, visit www.system1.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, particularly any statements or materials regarding System1’s future results. Forward-looking statements include, but are not limited to, statements regarding System1 or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1’s actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Readers or users of this press release should evaluate the risk factors summarized below, which summary list is not exclusive. Readers or users of this press release should also carefully review the "Risk Factors" and other information included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2025, as well as our Form 10-Qs, Form 8-Ks and other reports filed with the Securities and Exchange Commission (the "SEC") from time to time. Please refer to these SEC filings for additional information regarding the risks and other factors that may impact System1’s business, prospects, financial results and operating performance.

Such risks, uncertainties and assumptions include, but are not limited to: (1) our ability to maintain our key relationships with network partners and advertisers, including our monetization arrangements; (2) our ability to collect, process, effectively utilize and safely store the first party data that we obtain through our services; (3) the performance of our marketing platform; (4) changes in customer demand for our services and our ability to quickly adapt to such changes; (5) our ability to maintain and attract consumers and advertisers in the face of changing economic or competitive conditions; (6) our ability to improve and maintain adequate internal control over financial reporting and remediate identified material weaknesses; (7) our ability to successfully source and complete acquisitions and to integrate the operations of companies System1 acquires; (8) our ability to raise financing in the future as and when needed or on market terms; (9) our ability to compete with existing competitors and the entry of new competitors in the market; (10) changes in applicable laws or regulations impacting the business in which we operate and our ability to maintain compliance with the various laws that our business and operations are subject to; (11) our ability to protect our intellectual property rights; (12) our integration of new and developing technologies, including the adoption of artificial intelligence and machine learning technologies; and (13) substantial doubt about our ability to continue as a going concern; and (14) other risks and uncertainties indicated from time to time in our filings with the SEC. The foregoing list of factors is not exclusive.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from any forward-looking statements contained in this press release. System1’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the forward-looking statements for the purpose of their inclusion in this press release, and accordingly, do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this press release. System1 will not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that such trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Non-GAAP Measures: Adjusted Gross Profit and Adjusted EBITDA

Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures and represent key metrics used by System1's management and board of directors to measure the operational strength and performance of its core business, to establish budgets, and to develop operational goals for managing its business. Adjusted Gross Profit is defined as gross profit plus depreciation and amortization related to cost of revenues. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense, impairment expense, stock-based compensation expense, deferred compensation, gain (loss) on extinguishment of debt, non-cash revaluation of warrant liability and acquisition and restructuring costs.

System1 believes Adjusted Gross Profit and Adjusted EBITDA are relevant and useful metrics for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Adjusted Gross Profit and Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in System1's industry, may calculate non-GAAP financial measures differently than System1 does, limiting the usefulness of those measures for comparative purposes.

Adjusted Gross Profit should not be considered a substitute for gross profit. Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to System1 on a consolidated basis that System1 reports in accordance with GAAP. Although System1 uses Adjusted Gross Profit and Adjusted EBITDA as financial measures to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate System1's business. System1's presentation of Adjusted Gross Profit and Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items.

Exhibit 99.1

Unaudited Condensed Consolidated Statements of Operations
(In thousands)

	Three Months Ended June 30,
	2026	2025
Revenue	$30,200	$78,115
Operating expenses:
Cost of revenue	5,926	50,212
Salaries and benefits	17,113	26,297
Selling, general, and administrative	14,541	17,511
Impairment of long-lived assets	911	—
Total operating expenses	38,491	94,020
Operating loss	(8,291)	(15,905)
Other expense:
Interest expense, net	7,116	7,116
Change in fair value of warrant liabilities	—	68
Total other expense, net	7,116	7,184
Loss before income tax	(15,407)	(23,089)
Income tax benefit	(75)	(1,547)
Net loss	(15,332)	(21,542)
Less: Net loss attributable to non-controlling interest	(2,733)	(4,079)
Net loss attributable to System1, Inc.	$(12,599)	$(17,463)

Exhibit 99.1

Unaudited Condensed Consolidated Balance Sheets
(In thousands, except for par values)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$40,484	$86,887
Restricted cash, current	500	1,243
Accounts receivable, net	40,980	57,289
Prepaid expenses and other current assets	7,557	4,061
Total current assets	89,521	149,480
Restricted cash, non-current	379	379
Property and equipment, net	1,358	1,562
Internal-use software development costs, net	13,097	13,672
Intangible assets, net	96,007	148,089
Goodwill	82,407	82,407
Operating lease right-of-use assets	8,315	9,120
Other non-current assets	287	263
Total assets	$291,371	$404,972
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,139	$22,016
Accrued expenses and other current liabilities	23,367	46,277
Operating lease liabilities, current	1,538	1,427
Debt, net	76,915	76,718
Total current liabilities	116,959	146,438
Operating lease liabilities, non-current	7,312	8,183
Long-term debt, net	214,880	228,399
Deferred tax liability	3,573	4,013
Other non-current liabilities	1,651	520
Total liabilities	344,375	387,553
Stockholders' equity:
Class A common stock - $0.0001 par value; 500,000 shares authorized, 8,406 and 8,225 Class A shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1	1
Class C common stock - $0.0001 par value; 25,000 shares authorized, 1,779 and 1,813 Class C shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	881,755	878,859
Accumulated deficit	(907,345)	(847,679)
Accumulated other comprehensive loss	(325)	(157)
Treasury stock, at cost - 190 and 137 shares as of June 30, 2026 and December 31, 2025, respectively	(759)	(557)
Total stockholders' equity attributable to System1, Inc.	(26,673)	30,467
Non-controlling interest	(26,331)	(13,048)
Total stockholders' equity	(53,004)	17,419
Total liabilities and stockholders' equity	$291,371	$404,972

Exhibit 99.1

The following table reconciles Revenue to Gross Profit and Adjusted Gross Profit for the periods presented (in millions):

	Three Months Ended June 30,
	2026	2025
Revenue	$30.2	$78.1
Less: Cost of revenue	(5.9)	(50.2)
Gross profit	24.3	27.9
Add: amortization included in cost of revenue	1.2	13.1
Adjusted Gross Profit	$25.5	$41.0

Exhibit 99.1

The following table reconciles net loss to Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended June 30,
	2026	2025
Net loss	$(15.3)	$(21.5)
Adjustments:
Income tax benefit	(0.1)	(1.5)
Interest expense	7.1	7.1
Depreciation and amortization	6.8	20.6
Impairment of long-lived assets	0.9	—
Other expense	(0.1)	0.1
Stock-based compensation & distributions to members	1.4	4.5
Non-cash revaluation of warrant liability	—	0.1
Acquisition and restructuring costs	1.2	2.3
Adjusted EBITDA	$1.9	$11.7

Investors:
System1 Investor Relations
ir@system1.com